Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

ONE CHESTNUT PARTNERS LLC

A DELAWARE LIMITED LIABILITY COMPANY

NOTICE TO INVESTORS

Investing in units of limited liability company interest (the “Units”) issued by One Chestnut Partners LLC (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment and such investment could be illiquid for an indefinite period of time. No public market currently exists for the Units, and if a public market develops following the offering, it may not continue.

The Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue-sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue-sky laws. Although an offering statement (“Offering Statement”) has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The Units have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of the offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with the offering. Any representation to the contrary is unlawful.

No sale may be made to persons in the offering who are not “accredited investors” unless the aggregate purchase price is less than 10% of the greater of such investors’ annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with the offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its affiliates, officers, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of the offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the Units or to allot to any prospective investor less than the amount of Units such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Units shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

1

ONE CHESTNUT PARTNERS LLC

A DELAWARE LIMITED LIABILITY COMPANY

This subscription agreement (“Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber” or “you”) and ONE CHESTNUT PARTNERS LLC, a Delaware limited liability company (the “Company” or “we” or “us” or “our”), and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of its units of limited liability company interest (referred to herein as the “Units”) as described in the Company’s Offering Circular dated as of the date of its qualification by the SEC, as amended by any post-qualification amendment (the “Offering Circular”).

1. Subscription and Purchase of Units.

a.	Maximum and Minimum. The maximum investment amount per investor is $[_________] ([_____] Units). The minimum investment amount per investor is $250 (1 Unit); however, we can waive the maximum or minimum purchase restriction on a case-by-case basis in our sole discretion and such waiver shall be evidenced by our acceptance of any such subscription and our countersignature on this Agreement.

b.	Irrevocable Subscription. Subject to the terms and conditions hereof, you irrevocably subscribe for and agree to purchase from the Company the number of Units set forth on the signature page to this Agreement at a purchase price of $250.00 per Unit for the total amount set forth on the signature page (the “Purchase Price”).

c.	Rejection. We have the right to reject or cancel your subscription, in whole or in part, whether or not we consummate the Offering. If we reject or cancel your subscription, we will refund to you amounts paid relating to such portion of the subscription that is rejected or cancelled, without interest. We may deduct third party processing fees, if any, from amounts refunded.

d.	Operating Agreement. You have received and read a copy of the Company’s Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) and agree that your execution of this Agreement constitutes your consent to and execution of the Operating Agreement, and, that upon acceptance of this Agreement by the Company, you will become a member of the Company as a holder of Units. When this Agreement is countersigned by the Company, the Operating Agreement shall be binding upon you as of the applicable closing date.

2. Subscription Procedures, Payment and Delivery

a.	Subscription Procedures. The procedures for subscribing to the Offering are set forth in Annex A to this Subscription Agreement.

b.	Payment. If you are subscribing using the LEX Markets Platform Method, you will pay the Purchase Price for the Units in the form of ACH debit transfer on the LEX Markets Platform. If you are subscribing using the Manual Subscription Method, you will pay the Purchase Price for the Units via wire transfer only as instructed in Annex A. Your subscription is irrevocable. An escrow agent will maintain all such funds for Subscriber’s benefit until the earliest to occur of: (i) the applicable closing date, (ii) the rejection of such subscription or (iii) the termination of the Offering by us in our sole discretion.

2

c.	Acceptance. This subscription shall be deemed to be accepted only when this Agreement has been signed by the Company. The deposit of the payment of the Purchase Price for clearance will not be deemed an acceptance of this Agreement.

d.	Rejection or Termination. The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned, without interest, but subject to deduction of third-party processing fees, if any, if Subscriber’s subscription is rejected in whole or in part or if the Offering is terminated or canceled. If a subscription was made in a form of currency other than U.S. dollars, you will receive such payment in the form of a check in U.S. dollars via U.S. mail or, in our sole discretion, the currency in which the subscription was made. If we elect to make such payment in a currency other than U.S. dollars, we will use the same process we used to convert the subscription into U.S. dollars to convert the U.S. dollars back into the original currency and such amounts will be refunded to you. You will bear third party processing and exchange costs, if applicable.

e.	Issuance of Units. We will not issue Units until the initial closing and your funds will be stored in an escrow account until the applicable closing date. Upon the release of your Purchase Price to the Company at the applicable closing, you will receive notice and evidence of the digital book-entry (or other manner of record) of the number of Units owned by you reflected on the books and records of the Company, which books and records shall bear a notation that the Units were sold in reliance upon Regulation A.

3. Representations, Warranties and Agreements of Subscriber.

By executing this Subscription Agreement, Subscriber represents, warrants and agrees as of the date of execution of this Agreement and as of the applicable closing date of the Offering:

a.	Requisite Power and Authority and Related Matters. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the applicable closing. If Subscriber is a natural person, Subscriber is at least 21 years of age (or eighteen (18) years of age jurisdictions with such applicable age limit on contracting) and competent to enter into a contractual obligation. If an entity, Subscriber, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Subscriber is a party or by which it is bound. Upon execution and delivery, this Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3

b.	Investment Representations. Subscriber understands that the Units have not been registered under the Securities Act. Subscriber also understands that the Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement. Subscriber is purchasing the Units for Subscriber’s own account. Subscriber has received this Agreement, the Offering Circular and the Operating Agreement. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with an investment in the Units.

c.	Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Units and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Units on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Units. Subscriber acknowledges that it is able to bear the economic risk of losing its entire investment in the Units.

d.	Investor Status. Subscriber represents that either:

●	Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

●	The Purchase Price set out in signature page to this Agreement, together with any other amounts previously used to purchase Units in the Offering, does not exceed 10% of the greater of Subscriber’s annual income or net worth (excluding Subscriber’s primary residence and automobiles).

e.	Unitholder Information. Within five days after receipt of a request from the Company, you agree to provide such information with respect to your status as a unitholder (or potential unitholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s unitholders. You further agree that in the event you transfer any Units, you will require the transferee of such Units to agree to provide such information to the Company as a condition of such transfer.

f.	Company Information. You have had an opportunity to discuss the business, management and financial affairs of the Company and One Chestnut Realty LLC (“OpCo”) with managers, officers and management of the Company and OpCo and have had the opportunity to review OpCo’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that Subscriber is making an investment decision based on the information in the Offering Circular and except as set forth in the Offering Circular and herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

4

g.	Additional Subscriber Information; Payment Information. Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits. Subscriber acknowledges that Subscriber’s responses to questions on the LEX Markets Platform are true, complete and accurate in all respects. Payment information provided by Subscriber through the LEX Markets Platform is true, accurate and correct and such payment information shall be deemed to be a part of this Agreement as if and to the same extent that such information was set forth herein.

h.	Neither the Company nor LEX Markets is an Investment Adviser. Subscriber understands that neither the Company nor LEX Markets is registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, as amended.

i.	Valuation; Use of Proceeds. Subscriber acknowledges that the price of the Units was set by the Company on the basis of dividing (i) the purchase price that the Company paid for the Interest (as defined in the Offering Circular) by (ii) the number of Units offered in the Offering. The net proceeds of the Offering will be paid to OpCo to acquire the Interest.

j.	Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page and provided on the LEX Markets Platform.

k.	Power of Attorney. Any power of attorney of Subscriber granted in favor of the President and the Secretary of the Company and the Liquidator contained in the Operating Agreement has been executed by the Subscriber in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

l.	Underwriter Fees. No fees or commissions will be payable by the Company to brokers, finders or investment bankers with respect to the Offering. Please note that the Company has retained LEX Markets LLC (“LEX Markets LLC”) as an co-arranger, co-selling agent, and co-financial advisor in connection with the Offering, which in turn may engage other broker-dealers to assist us in finding potential investors. LEX Markets will receive certain fees and commissions and expense reimbursements from OpCo in respect of its activities, but no commissions, fees or expense reimbursements of LEX Markets shall be paid by the Company or from the proceeds of the Offering. LEX Markets is acting solely on a “best efforts” basis and will not acquire any Units.

m.	Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue of 1986, as amended (the “Code”)), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Units, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Subscriber’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

5

n.	Patriot Act; Anti-Money Laundering; OFAC. Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Subscriber hereby represents and warrants to the Company as follows:

●	Subscriber represents that (i) no part of the funds used by Subscriber to acquire the Units has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, and (ii) no payment to the Company by Subscriber and no distribution to Subscriber shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2002 and the United States Department of the Treasury Office of Foreign Assets Control regulations. Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Offering Circular or any other agreement, to the extent required by any anti-money laundering law or regulation, the Company may restrict distributions or take any other reasonably necessary or advisable action with respect to the Units, and Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals[1] or entities appear on the OFAC lists.

●	To the best of Subscriber’s knowledge, none of: (1) Subscriber; (2) any person controlling or controlled by Subscriber; (3) if Subscriber is a privately-held entity, any person having a beneficial interest in Subscriber; or (4) any person for whom Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Subscriber agrees to promptly notify the Company should Subscriber become aware of any change in the information set forth in these representations. Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Subscriber, either by prohibiting additional subscriptions from Subscriber, declining to make any distributions and/or segregating the assets in the account in compliance with governmental regulations, and any broker may also be required to report such action and to disclose Subscriber’s identity to OFAC. Subscriber further acknowledges that the Company may, by written notice to Subscriber, suspend the redemption rights, if any, of Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

6

●	To the best of Subscriber’s knowledge, none of: (1) Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if Subscriber is a privately-held entity, any person having a beneficial interest in Subscriber; or (4) any person for whom Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure, [2] or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

●	If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

●	Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Offering Circular, any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Subscriber and such other reasonably necessary or advisable action by the Company with respect to the Units (including, without limitation, required withdrawal), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

7

4. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and agreements in Section 2 hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Units. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

5. Tax Forms. Subscriber will also need to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us via the LEX Markets Platform. Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to the Company will be true, correct and complete. Subscriber shall (i) promptly inform the Company of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

6. No Advisory Relationship. Subscriber acknowledges and agrees that the purchase and sale of the Units pursuant to this Agreement is an arms-length transaction between it and the Company. In connection with the purchase and sale of the Units, neither the Company nor LEX Markets is acting as your agent or fiduciary. Neither the Company nor LEX Markets assumes any advisory or fiduciary responsibility in your favor in connection with the Units. Neither the Company nor LEX Markets has provided you with any legal, accounting, regulatory or tax advice with respect to the Units, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

7. LEX Markets Platform. If subscribing using the LEX Markets Platform Method, Subscriber acknowledges that it has read, understands and agrees to the terms and conditions, privacy policy and disclaimers on the LEX Markets Platform.

8. Telephone Consumer Protection Act Consent. Subscriber hereby expressly consents to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from the [Administrator], its affiliates, agents and others calling at their request or on their behalf, at any telephone numbers that Subscriber has provided to the Company or LEX Markets (including any cellular telephone numbers). Subscriber’s cellular or mobile telephone provider will charge Subscriber according to the type of plan Subscriber carries. To unsubscribe from text messages or promotional calls at any time, Subscriber may (i) reply STOP, STOPALL, UNSUBSCRIBE, CANCEL, END or QUIT to any text message such Subscriber receives from the Administrator or LEX Markets or (ii) email support@LEX-markets.com with one of the forgoing words in the subject line. Each Subscriber consents that following such a request to unsubscribe, such Subscriber may receive one final text message from LEX Markets confirming such request. Subscriber understands that unsubscribing from promotional and/or account-related texts or calls will not prevent LEX Markets from sending Subscriber text messages or telephone calls for purposes other than promotion and marketing.

9. Transfer Restrictions. Subscriber acknowledges that it shall not, without the prior consent of the Manager, transfer, assign or pledge its Units if, in the opinion of counsel, such transfer, assignment or pledge would result (i) the Interest being deemed “plan assets” for purposes of ERISA, (b) a change of U.S. federal income tax treatment of the Company and the Units or (c) the Company being required to become a reporting company under the Securities Exchange Act of 1934, as amended. Subscriber agrees that any such transfer would be void ab initio and the intended transferee shall acquire no rights in such Units.

As a condition to recording any transfer on our books and records, the transferring holder may be required to pay a transfer fee equal to the actual third-party transaction cost of recording such transfer. These costs will be charged on a per transaction basis irrespective of the number of Units transferred. Transfers will also be subject to restrictions imposed under state and international securities laws. Certificates or other instruments representing the Units, if any, shall bear a digital or physical restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates or instruments):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY SOLD. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH PROVISIONS SHALL BE VOID AB INITIO.

8

10. Damage Limitation. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11. Miscellaneous.

a.	Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

b.	Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of the Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of the Offering.

c.	Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

d.	Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

e.	Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

f.	Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

g.	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

h.	Hardware and Software Requirements. In order to access and retain documents electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software. You will also need a printer if you wish to print electronic documents on paper, and electronic storage if you wish to download and save documents to your computer.

i.	Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to the conflicts of laws principles thereof. To the extent of any disagreement or matter relating to this Agreement, the Units or the LEX Markets Platform, including, without limitation, the enforceability of the arbitration provisions of this Agreement or the enforcement of any arbitration award, such disagreement or matter shall be exclusively submitted to the federal or state courts located in the City of New York.

j.	Notices. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company and or LEX Markets (or that you submitted to us via the LEX Markets Platform). You shall send all notices or other communications required to be given hereunder to the Company via email at support@LEX-markets.com (with a copy to be sent concurrently via prepaid certified mail to: LEX Markets LLC, 350 Fifth Avenue, Suite 4805, New York, New York, 10118, Attention: Investor Relations. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

k.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

9

l.	Digital Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2002 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the LEX Markets Platform and hosting provider, including backups. Each of you and the Company hereby consents and agrees that electronically signing this Agreement constitutes your respective signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. By signing electronically below, you agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement. Alternatively, you may opt-out of this provision by printing a copy of this Agreement, signing it manually and returning it to the Company and, if your subscription is accepted, the Company will manually countersign it and return a countersigned copy to you via email.

m.	Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to you (“Tax Documents”) in connection with your Units. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099 and/or Form K-1. Occasionally, we are required to send you CORRECTED Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form. By executing this Agreement on the LEX Markets Platform, you are consenting in the affirmative that we may send Tax Documents to you electronically and acknowledging that you are able to access Tax Documents from the site which are made available under “My Account.” If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

LEX Markets LLC

Attn: General Counsel

350 Fifth Avenue, Suite 4805

New York, NY 10118

(212) 655-9816, Ext. 707

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at legal@LEX-markets.com.

n.	Electronic Delivery of Information. Subscriber and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Agreement, the Operating Agreement and future communications in general between the parties, may be made by e-mail, sent to the e-mail address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

* * * * *

10

ONE CHESTNUT PARTNERS LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, Subscriber or its duly authorized representative has electronically executed and delivered this Subscription Agreement by clicking “I Agree” above and acknowledges that all of the information below is true and correct.

Number of Units:

SIGNATURE:

[By clicking “I Agree” I, Subscriber, have executed this Agreement intending to be legally bound]

(Signature of subscriber or authorized officer)

11

ONE CHESTNUT PARTNERS LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

(This countersigned Signature Page will be returned to Subscriber when and if a subscription has been accepted immediately prior to the applicable closing)

ACCEPTED AND AGREED TO:

ONE CHESTNUT PARTNERS LLC

By:
Name:
Title:

One Chestnut Partners LLC

Attn:

200 Summit Drive, Suite 210

Burlington, MA

(617) 807-0963

12

ANNEX A

PROCEDURES FOR SUBSCRIBING

After the qualification by the SEC of the offering statement of which the Offering Circular is a part, if you decide to subscribe for any Units in the Offering, you may purchase Units one of two ways: (1) by opening a brokerage account with LEX Markets and purchasing using the LEX Markets Platform website at https://www.LEX-markets.com/ (the “LEX Markets Platform Method”); or (2) if you are investing at least $50,000, by manually completing this Subscription Agreement, instructing the Company to deposit your shares with your account with another DTC-participant broker using the attached form, and wiring the purchase money to the escrow account held at Bank of America, N.A. by Computershares Trust Company, N.A. as escrow agent identified below (the “Manual Subscription Method”).

The LEX Markets Platform Method

The LEX Markets Platform provides a secure portal to enable you to subscribe as follows:

1.	Once an offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Buy Units” link adjacent to a reference to the Offering.

2.	The next screen will require you to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen.

3.	You will then be presented with a link to the final Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the Offering, the number of Units offered, the maximum aggregate offering amount and the minimum investment amount.

4.	You will be requested to confirm the number of Units you wish to subscribe for and the corresponding dollar amount of your proposed subscription.

5.	After a prompt to continue, you will be requested to link a bank account and initiate an Automated Clearing House (ACH) transfer from that account to your LEX Markets account.

6.	After linking your bank account, LEX Markets sends you an email requesting you to click a link that verifies your email address and confirms that you created your account with LEX Markets.

7.	Assuming your e-mail address is valid, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the Operating Agreement and is self-populated with your name, address, telephone number, subscription amount and method of payment.

8.	Next, you will be requested to verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

9.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

10.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

13

11.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

12.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not Units have been issued, profile information, tax documents and active hyperlinks to this Agreement and Operating Agreement.

Any potential investor will have ample time to review the Offering Circular and subscription agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares the relevant offering circular qualified. All funds received from investors using the LEX Markets Platform Method will be held in FDIC-insured accounts at banks participating in Apex Clearing Corporation’s cash sweep program (“Apex FDIC Sweep Accounts”). LEX Markets LLC will not be responsible for collecting or holding investor funds. The funds in the Apex FDIC Sweep Accounts will be released to us only after we close on the applicable closing date. We intend to accept subscriptions on a rolling basis and complete one or multiple closings. Until the initial closing (or another applicable closing), the proceeds for the Offering will be kept in the Apex FDIC Sweep Accounts. At each closing, the Offering proceeds collected prior to the date of such closing will be distributed to us and the associated Units will be issued to the investors who subscribed prior to such applicable closing date. If there is no initial closing or if funds remain in the account upon termination of the Offering without any corresponding closing, the funds deposited in the Apex FDIC Sweep Accounts will be returned promptly to subscribers, in compliance with Rule 10b-9 of the Securities Exchange Act of 1934, as amended, without deduction and generally without interest.

The Manual Subscription Method

Investors investing at least $50,000 in the Offering may elect to invest using their existing account at another DTC-participant broker without using the LEX Markets Platform. To do so:

1.	Complete this Subscription Agreement manually, signing and indicating the number of units you wish to purchase on the signature page.

2.	Complete the DWAC Delivery Instructions below, indicating the name of your broker, the name on your account there, and your account number.

3.	Deliver the completed Subscription Agreement by email to a registered representative of LEX Markets and receive a confirmation that the representative received your Subscription Agreement; if you do not already have the email address of a LEX Markets registered representative, you may request one by contacting contact@LEX-Markets.com.

4.	Wire the purchase money you are investing to the following escrow account:

Bank of America, N.A.

ABA/Routing # [●]

Swift #: [●]

Account #: [●]

Account Title: Computershares Trust Company as Escrow Agent for One Chestnut Partners LLC

Telephone No. [●]

Fax No. [●]

5.	Your LEX Markets registered representative will confirm the escrow agent’s receipt of your funds.

6.	At closing, the Company’s transfer agent will cause your shares to be deposited into your specified account.

DWAC DELIVERY Instructions:

1.
Name of DTC Participant (broker dealer at which the account or accounts to be credited with the Units are maintained)

2.
DTC Participant Number

3.
Name of Account at DTC Participant being credited with the Units

4.
Account Number of DTC Participant being credited with the Units

14